Exhibit 99.1

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about

Behringer Harvard and its real estate

programs, please contact us at

866.655.3650.

Commentary & Highlights

Fund

•       By June, most of the site excavation work was completed on Cassidy Ridge Residences, located in Telluride, Colorado. Marketing is expected to begin in the third quarter, and the first of 23 luxury residential condominiums are scheduled for completion in spring 2009.

•       Total revenues for the Hotel Palomar have surpassed our estimates since the four-star boutique hotel held its grand opening in September 2006. In relation to its competitive set in Dallas, the Hotel Palomar continues to exceed the average daily rate. Seventeen condominium units in the Residences at the Hotel Palomar have been sold, and one more is under contract.

Financial Statements

•       Within this opportunistic Fund, our individual properties are at differing stages of development, redevelopment, positioning, and repositioning cycles. For example, Hotel Palomar and The Residences at Hotel Palomar were under construction during the second quarter of 2006. During the same quarter, we experienced the planned loss of a major tenant at the 250/290 John Carpenter Freeway property. As a result, the expanded marketing initiatives at Hotel Palomar and the Residences at the Hotel Palomar and the loss of revenue and related expenses at 250/290 John Carpenter Freeway property in the second quarter of 2007 have been primary contributors to the decrease in net operating income and the increase in net loss for the Fund over the same quarter one year ago.

•       Total revenues were approximately $12.4 million during the second quarter of 2007, as compared to approximately $6.3 million during the second quarter of 2006. The additional revenues resulted primarily from the commencement of operations at the Hotel Palomar, sales of condominiums at the Residences at the Hotel Palomar, and a new lease for approximately 98,000 square feet at the 250/290 John Carpenter Freeway property, which partially offset the loss of revenues from the prior tenant who terminated in June 2006.

Property Spotlight

•       5050 Quorum, a contemporary seven-story building located along the busy Dallas North Tollway, totals approximately 134,000 square feet. As of June, occupancy was approximately 86 percent leased, which represents a significant improvement from the 46 percent level at acquisition in July 2004. 5050 Quorum tenants include those in the finance and insurance, real estate, energy, and information/communication sectors.

•       According to Property & Portfolio Research, Inc., a leading provider of commercial real estate services, average occupancy in the far North Dallas submarket where 5050 Quorum is located has increased 3.5 percent to approximately 80 percent since its acquisition. During that same period, average rental rates have grown approximately 5 percent to $17.50 per square foot.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP (Unaudited)

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit amounts)	Jun. 30, 2007	Dec. 31, 2006

Assets

Real estate

Land	$38,873	$26,753

Buildings, net	98,867	94,380

Real estate under development	15,092	69,698

Total real estate	152,832	190,831

Condominium inventory	41,987	-

Cash and cash equivalents	6,766	20,837

Restricted cash	2,921	2,747

Accounts receivable, net	1,914	1,376

Prepaid expenses and other assets	1,057	658

Furniture, fixtures, and equipment, net	5,461	5,994

Deferred financing fees, net	1,136	1,906

Note receivable	225	213

Lease intangibles, net	8,377	8,802

Total assets	$222,676	$233,364

Liabilities and partners’ capital

Liabilities

Notes payable	$135,596	$135,304

Accounts payable	5,162	8,819

Payables to affiliates	122	184

Acquired below-market leases, net	150	190

Distributions payable	251	260

Accrued liabilities	7,409	5,405

Capital lease obligations	260	284

Total liabilities	148,950	150,446

Commitments and contingencies	-	-

Minority interest	4,845	6,385

Partners’ capital

Limited partners—11,000,000 units authorized; 10,803,839 units issued and outstanding at June 30, 2007 and December 31, 2006	68,881	76,533

General partners	-	-

Total partners’ capital	68,881	76,533

Total liabilities and partners’ capital	$222,676	$233,364

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP (Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	6 mos. ended	6 mos. ended
(in thousands)	Jun. 30, 2007	Jun. 30, 2006

Cash flows from operating activities:

Net loss	$(6,135)	$(1,172)

Adjustments to reconcile net loss to net cash flows (used in) provided by operating activities:

Minority interest	(1,517)	(184)

Depreciation and amortization	4,736	7,209

Amortization of deferred financing fees	553	213

Change in condominium inventory	6,898	-

Change in accounts receivable	(538)	(1,493)

Change in prepaid expenses and other assets	(398)	(146)

Change in accounts payable	(3,977)	298

Change in accrued liabilities	301	1,401

Change in payables to affiliates	(62)	-

Addition of lease intangibles	(1,758)	(478)

Cash (used in) provided by operating activities	(1,897)	5,648

Cash flows from investing activities:

Purchases of properties under development	-	(6,940)

Capital expenditures for properties under development	(5,186)	(23,870)

Purchases of building equipment	(5,525)	(416)

Refunds of furniture, fixtures, and equipment	4	-

Change in note receivable	(13)	-

Change in restricted cash	(174)	(305)

Cash used in investing activities	(10,894)	(31,531)

Cash flows from financing activities:

Proceeds from notes payable	8,378	33,962

Payments on notes payable	(8,086)	(378)

Payments on capital lease obligations	(24)	-

Redemptions of limited partnership units	-	(220)

Distributions	(1,526)	(1,630)

Distributions to minority interest holders	(22)	(22)

Contributions from minority interest holders	-	82

Change in payables to affiliates	-	(237)

Cash flows (used in) provided by financing activities	(1,280)	31,557

Net change in cash and cash equivalents	(14,071)	5,674

Cash and cash equivalents at beginning of period	20,837	15,770

Cash and cash equivalents at end of period	$6,766	$21,444

Supplemental disclosure:

Interest paid, net of amounts capitalized	$4,112	$3,018

Non-cash investing activities:

Capital expenditures for properties under development in accounts payable	$493	$1,699

Property and equipment additions in accrued liabilities	$1,703	$185

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP (Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
(in thousands, except per unit amounts)	Jun. 30, 2007	Jun. 30, 2006	Jun. 30, 2007	Jun. 30, 2006

Revenues

Rental revenue	$3,415	$6,271	$6,627	$10,726

Hotel revenue	4,119	-	8,076	-

Condominium sales	4,862	-	8,232	-

Total revenues	12,396	6,271	22,935	10,726

Expenses

Property operating expenses	4,708	618	8,874	1,308

Interest expense, net	2,818	918	4,907	1,665

Real estate taxes, net	1,051	761	1,983	1,515

Property and asset management fees	390	316	738	648

Preopening costs	-	391	-	391

General and administrative	273	191	401	400

Advertising costs	364	12	1,777	108

Depreciation and amortization	2,128	3,441	4,273	6,042

Cost of condominium sales	4,541	-	7,891	-

Total expenses	16,273	6,648	30,844	12,077

Interest income	94	126	285	191

Minority interest	712	135	1,517	184

Loss from continuing operations before income taxes	(3,071)	(116)	(6,107)	(976)

Current income taxes	45	-	45	-

Deferred income taxes	(19)	-	(19)	-

Loss from continuing operations	(3,097)	(116)	(6,133)	(976)

Loss from discontinued operations	(2)	(86)	(2)	(196)

Net loss	$(3,099)	$(202)	$(6,135)	$(1,172)

Allocation of net income

Net loss allocated to general partners	$-	$-	$-	$-

Net loss allocated to limited partners	$(3,099)	$(202)	$(6,135)	$(1,172)

Weighted average number of limited partnership units outstanding	10,804	10,889	10,804	10,895

Net loss per limited partnership unit - basic and diluted

Loss from continuing operations	$(0.29)	$(0.01)	$(0.57)	$(0.09)

Loss from discontinued operations	-	(0.01)	-	(0.02)

Basic and diluted net loss per limited partnership unit	$(0.29)	$(0.02)	$(0.57)	$(0.11)

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of June 30, 2007, and December 31, 2006, and our unaudited consolidated results of operations and cash flows for the periods ended June 30, 2007, and 2006. A copy of the Partnership’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, by visiting behringerharvard.com, or by written request to the Partnership at its corporate headquarters.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to as the “Fund,” the “Partnership,” “we,” “us,” or “our”) and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, anticipated sales of condominium units, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include those described in the Risk Factors section of the latest Annual Report or Form 10-K filed by the Fund with the Securities Exchange Commission.

These forward-looking statements are subject to various risks and uncertainties, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP (Unaudited)

NET OPERATING INCOME (NOI)

	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
(in thousands)	Jun. 30, 2007	Jun. 30, 2006	Jun. 30, 2007	Jun. 30, 2006

Rental revenue	$12,396	$6,271	$22,935	$10,726

Operating expenses

Property operating expenses	4,708	618	8,874	1,308

Real estate taxes, net	1,051	761	1,983	1,515

Property and asset management fees	390	316	738	648

Advertising costs	364	12	1,777	108

Cost of condominium sales	4,541	-	7,891	-

Preopening costs	-	391	-	391

Less: Asset management fees	(241)	(142)	(448)	(301)

Total operating expenses	10,813	1,956	20,815	3,669

Net operating income	$1,583	$4,315	$2,120	$7,057

RECONCILIATION OF NOI TO NET LOSS

Net operating income		$1,583	$4,315	$2,120	$7,057

Less:	Depreciation and amortization	(2,128)	(3,441)	(4,273)	(6,042)

	General and administrative expenses	(273)	(191)	(401)	(400)

	Interest expense, net	(2,818)	(918)	(4,907)	(1,665)

	Asset management fees	(241)	(142)	(448)	(301)

	Income taxes	(26)	-	(26)	-

Add:	Interest income	94	126	285	191

	Minority interest	712	135	1,517	184

	Loss from discontinued operations	(2)	(86)	(2)	(196)

Net loss		$(3,099)	$(202)	$(6,135)	$(1,172)

Net operating income (NOI), a non-GAAP financial measure, is defined as net income, computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, minority interests, income taxes, and the sale of assets. Management believes that NOI provides the investor with an accurate measure of the Partnership’s operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.

Published 10/07 • IN
© 2007 Behringer Harvard	104108

PRESORTED FIRST-CLASS MAIL U.S. POSTAGE PAID ADDISON, TX PERMIT NO. 36
15601 Dallas Parkway, Suite 600
Addison, TX 75001